Filed by City Holding Company
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934
Issuing Company: City Holding Company
Registration Statement on Form S-4 No. 333-226870
Subject Company: Poage Bankshares, Inc.
NEWS RELEASE

For Immediate Release
October 22, 2018

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Third Quarter Results

Charleston, West Virginia - City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $4.4 billion bank holding company headquartered in Charleston, today announced quarterly net income of $20.7 million and diluted earnings of $1.33 per share.

Highlights of the Company’s third quarter performance and results included the following:

•	Return on assets and return on tangible equity of 1.90% and 18.9%, respectively.

•
Reported net interest income increased $3.5 million, or 11.0%, from the quarter ended September 30, 2017, while net interest income exclusive of accretion from fair value adjustments increased $3.6 million, or 11.4%, from the quarter ended September 30, 2017.

•	Primarily due to continued improvement in the Company’s historical loss rates, no provision for loan losses was recorded in the third quarter of 2018.

Net Interest Income

The Company’s net interest income increased from $33.6 million during the second quarter of 2018 to $35.6 million during the third quarter of 2018. The Company’s tax equivalent net interest income increased $1.9 million, or 5.9%, from $33.8 million during the second quarter of 2018 to $35.7 million during the third quarter of 2018. During the quarter ended September 30, 2018, certain commercial loan customers prepaid loan balances, which resulted in the Company recognizing $1.3 million in prepayment fees that are reflected in interest income. In addition, higher yields on commercial and residential real estate loans increased net interest income $0.7 million and $0.5 million, respectively, from the quarter ended June 30, 2018. Interest income from deposits in depository institutions also increased $0.9 million from the quarter ended June 30, 2018 as the Company elected to improve its on-balance sheet liquidity during the quarter ended September 30, 2018. These increases were partially offset by increased interest expense on short-term borrowings to fund the improved on-balance sheet liquidity ($1.0 million) and increased interest expense as a result of higher interest rates on interest bearing liabilities ($0.5 million). The Company’s reported net interest margin decreased slightly from 3.56% for the second quarter of 2018 to 3.54% for the third quarter of 2018. Excluding the favorable impact of the accretion from the fair value adjustments, the net interest margin would have been 3.52% for the quarter ended June 30, 2018 and 3.51% for the quarter ended September 30, 2018.

On September 26, 2018, the Board of Directors of the Company authorized repayment of its Junior Subordinated Deferrable Interest Debentures issued by the Company and held by City Holding Capital Trust III at a price of 100.00% of the principal amount. Pending all required regulatory approvals, City Holding Capital Trust III will repay its Capital Securities on December 17, 2018 at a price of 100.00% of the principal amount. These securities were issued on March 27, 2008 and were callable in whole any time after June 15, 2013. The Company estimates that the redemption of the debentures and trust preferred securities will reduce the Company’s interest expense by approximately $1.0 million annually through 2038. After giving effect to the redemption of the trust preferred securities, the Company anticipates it will remain “Well Capitalized” as defined by the banking regulators (Total Risk-based capital of at least 10%, Tier I Capital ratio of at least 6% and a leverage ratio of at least 5%).

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned improved modestly from 0.53% at June 30, 2018 to 0.50% at September 30, 2018. Total nonperforming assets decreased from $16.9 million at June 30, 2018 to $15.7 million at September 30, 2018. Total past due loans decreased from $8.2 million, or 0.26% of total loans outstanding, at June 30, 2018 to $6.9 million, or 0.22% of total loans outstanding, at September 30, 2018.

As a result of the Company’s quarterly analysis of the adequacy of the Allowance for Loan Losses (“ALLL”), the Company recorded no provision for loan losses in the third quarter of 2018, compared to $1.4 million for the comparable period in 2017 and a recovery of $2.1 million for the second quarter of 2018. The Company did not record a provision for loan losses in the third quarter of 2018 due to continued improvement in the Company’s historical loss rates used to compute the allowance not specifically allocated to individual credits and changes in the quality of the portfolio in general. During September 2018, Hurricane Florence brought historic flooding to many parts of North and South Carolina. The Company has a loan production office in Charlotte, NC and has commercial real estate loans on properties in areas affected by the flooding. Based on management’s review, the Company does not anticipate any losses related to this flooding. The Company will work closely with any of its customers to help ensure the best outcome for all parties. Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

Non-interest Income

Non-interest income increased from $14.6 million for the third quarter of 2017 to $15.8 million for the third quarter of 2018. This increase was mainly due to an increase in other income of $0.4 million due to unrealized fair market value gains in equity securities, an increase in bankcard revenues of $0.4 million, or 9.0%, and an increase in service charges of $0.2 million, or 2.5%.

Non-interest Expenses

Non-interest expenses increased $0.7 million, from $24.3 million in the third quarter of 2017 to $25.0 million in the third quarter of 2018. This increase was primarily due to an increase in salaries and employee benefits of $1.0 million due to annual salary adjustments. This increase was partially offset by a decrease in other expenses of $0.3 million.

Balance Sheet Trends

Loan balances have increased $19.3 million (0.6%) from December 31, 2017 to $3.15 billion at September 30, 2018. Residential real estate loans increased $17.5 million (1.2%), commercial and industrial loans increased $5.3 million (2.6%) and home equity junior lien loans increased $4.0 million (2.9%). These increases were partially offset by a decrease in commercial real estate loans ($9.5 million).

Total average depository balances remained stable at $3.43 billion during the quarter ended June 30, 2018 and the quarter ended September 30, 2018. The Company experienced an increase in time deposits ($18.2 million) that was essentially offset by decreases in interest-bearing demand deposits ($8.9 million) and noninterest-bearing demand deposits ($7.1 million).

Income Tax Expense

The Company’s effective income tax rate for the third quarter of 2018 was 21.3% compared to 40.2% for the year ended December 31, 2017, and 33.5% for the quarter ended September 30, 2017. On December 22, 2017, the President signed the Tax Cuts and Jobs Act (“TCJA”) into law. Among other things, the TCJA reduced the corporate income tax rate from 35% to 21%, effective January 1, 2018. As a result of this decrease in the corporate income tax rate, the Company reassessed its deferred tax assets and liabilities, which resulted in a charge to earnings in the fourth quarter of 2017 of $7.1 million. Exclusive of this item, the Company’s tax rate from operations was 32.7% for the year ended December 31, 2017. The effective rate for the third quarter of 2018 is based upon the Company’s expected tax rate for the year ended December 31, 2018.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 91.4% and the loan to asset ratio was 71.2% at September 30, 2018. The Company maintained investment securities totaling 14.7% of assets as of the same date. The Company’s deposit mix is weighted toward checking and saving accounts that fund 51.9% of assets at September 30, 2018. Time deposits fund 26.0% of assets at September 30, 2018, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. The Company’s tangible equity ratio declined from 10.5% at December 31, 2017 to 10.0% at September 30, 2018. At September 30, 2018, City National Bank’s Leverage Ratio was 9.39%, its Common Equity Tier I ratio was 14.00%, its Tier I Capital ratio was 14.00%, and its Total Risk-Based Capital ratio was 14.59%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On September 26, 2018, the Board approved a quarterly cash dividend of 53 cents per share payable October 31, 2018, to shareholders of record as of October 15, 2018. This dividend increase represents a 15.2% increase from the 46 cents per share paid on July 31, 2018. During the quarter ended September 30, 2018, the Company repurchased 7,000 common shares at a weighted average price of $77.18 per share as part of a one million share repurchase plan authorized by the Board of Directors in September 2014. As of September 30, 2018, the Company could repurchase approximately 181,000 shares under the current plan.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 87 branches across West Virginia, Virginia, Kentucky and Ohio.

On July 11, 2018 the Company announced that it had concurrently executed two separate definitive agreements to acquire Poage Bankshares, Inc. (“Poage”) of Ashland, Kentucky and its principal banking subsidiary, Town Square Bank, and Farmers Deposit Bancorp, Inc. (“Farmers Deposit”) of Cynthiana, Kentucky and its principal banking subsidiary, Farmers Deposit Bank. The proposed mergers are expected to close in the fourth quarter of 2018 and the core data system conversions are also targeted to occur in the fourth quarter of 2018. City has received all regulatory approvals for both Poage and Farmers Deposit. Consummation of the respective mergers is subject to approval by the shareholders of Poage and Farmers Deposit and the completion of other customary closing conditions. The Poage and Farmers Deposit transactions are not conditional upon each other.

Important Information for Investors and Poage Shareholders

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities of City or a solicitation of any vote or approval. City has filed a registration statement on Form S-4 and will file other documents regarding the proposed transaction referenced in this press release related to the Poage merger with the Securities and Exchange Commission (“SEC”) to register the shares of City’s common stock to be issued to the shareholders of Poage. The registration statement includes a proxy statement/prospectus, which was sent to the shareholders of Poage in advance of its special meeting of shareholders to be held to consider the proposed Poage merger. Before making any voting or investment decision, investors and security holders are urged to read the proxy statement/prospectus and any other relevant documents to be filed with the SEC in connection with the proposed Poage transaction because they contain important information about the City, Poage and the proposed transaction. Shareholders are also urged to carefully review and consider each of City’s and Poage’s public filings with the SEC, including, but not limited to, their Annual Reports on Form 10-K, their Quarterly Reports on Form 10-Q, their Current Reports on Form 8-K and their proxy statements. Investors and security holders may obtain a free copy of these documents (when available) through the website maintained by the SEC at www.sec.gov. These documents may also be obtained, without charge, from City at www.bankatcity.com under the tab “Investors” or by directing a request to City Holding Company, 25 Gatewater Road P.O. Box 7520, Charleston, West Virginia 25356, Attn.: Investor Relations, or from Poage at www.townswquarebank.com under the tab “Investor Relations” or by directing a request to Poage Bankshares, Inc., 1500 Carter Avenue, Ashland, Kentucky 41101, Attn.: Investor Relations. Poage and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Poage in connection with the proposed Poage merger. Information about the directors and executive officers of Poage is set forth in the proxy statement for Poage’s 2018 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 13, 2018. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed Poage merger. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; (12) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations promulgated and to be promulgated thereunder, which may subject the Company and its subsidiaries to a variety of new and more stringent legal and regulatory requirements which adversely affect their respective businesses; (13) the impact of new minimum capital thresholds established as a part of the implementation of Basel III; (14) the businesses of City Holding Company, City National Bank of West Virginia, Poage Bankshares, Inc., Town Square Bank, Farmer's Deposit Bancorp, Inc. and Farmers Deposit Bank may not integrate successfully or such integration may take longer to accomplish than expected (15) the expected cost savings and any revenue synergies from the merger of City Holding Company, City National Bank of West Virginia, Poage Bankshares, Inc., Town Square Bank, Farmer's Deposit Bancorp, Inc. and Farmers Deposit Bank may not be fully realized within the expected time frames; (16) the disruption from the merger of City Holding Company, City National Bank of West Virginia, Poage Bankshares, Inc., Town Square Bank, Farmer's Deposit Bancorp, Inc. may make it more difficult to maintain relationships with clients, associates, or suppliers; and (17) other risk factors relating to the banking industry or the Company as detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including those risk factors included in the disclosures under the heading “ITEM 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its September 30, 2018 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary September 30, 2018 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2018	2018	2018	2017	2017	2018	2017

Earnings
Net Interest Income (FTE)	$35,745	$33,760	$32,834	$32,760	$32,384	$102,339	$94,822
Net Income available to common shareholders	20,692	20,979	17,616	9,669	13,932	59,283	44,646

Per Share Data
Earnings per share available to common shareholders:
Basic	$1.34	$1.36	$1.13	$0.62	$0.89	$3.82	$2.87
Diluted	1.33	1.35	1.13	0.62	0.89	3.82	2.86
Weighted average number of shares:
Basic	15,340	15,326	15,414	15,472	15,485	15,360	15,391
Diluted	15,358	15,345	15,436	15,497	15,505	15,380	15,415
Period-end number of shares	15,449	15,452	15,439	15,618	15,618	15,449	15,618
Cash dividends declared	$0.53	$0.46	$0.46	$0.46	$0.44	$1.45	$1.32
Book value per share (period-end)	33.14	32.60	31.86	32.17	32.03	33.14	32.03
Tangible book value per share (period-end)	28.08	27.53	26.78	27.14	26.99	28.08	26.99
Market data:
High closing price	$82.79	$78.44	$72.87	$73.98	$71.91	$82.79	$72.78
Low closing price	75.54	67.95	65.03	65.5	59.94	65.03	59.94
Period-end closing price	76.80	75.23	68.56	67.47	71.91	76.80	71.91
Average daily volume	54	60	56	66	54	57	55
Treasury share activity:
Treasury shares repurchased	7	10	204	—	—	221	—
Average treasury share repurchase price	$77.18	$69.26	$68.5	$—	$—	$68.81	$—
Common share issuance:
Common shares issued (in thousands)	—	—	—	—	—	—	441
Average common share issue price (a)	$—	$—	$—	$—	$—	$—	$64.48

Key Ratios (percent)
Return on average assets	1.90%	2.00%	1.69%	0.94%	1.37%	1.86%	1.46%
Return on average tangible equity	18.90%	19.90%	16.70%	9.00%	13.20%	18.50%	14.60%
Yield on interest earning assets	4.25%	4.15%	4.05%	3.95%	3.92%	4.13%	3.90%
Cost of interest bearing liabilities	0.92%	0.76%	0.69%	0.64%	0.61%	0.79%	0.57%
Net Interest Margin	3.54%	3.52%	3.51%	3.46%	3.45%	3.52%	3.46%
Non-interest income as a percent of total revenue	30.70%	31.70%	30.70%	32.20%	31.30%	31.10%	31.80%
Efficiency Ratio (a)	48.60%	50.40%	52.60%	47.70%	51.80%	50.50%	52.90%

Price/Earnings Ratio (b)	14.37	13.88	15.17	27.30	20.20	15.07	18.80

Capital (period-end)
Average Shareholders' Equity to Average Assets	11.81%	11.88%	12.05%	12.34%	12.29%
Tangible equity to tangible assets	9.99%	9.90%	10.03%	10.45%	10.49%
Consolidated City Holding Company risk based capital ratios (c):
CET I	15.94%	15.49%	15.08%	15.10%	15.08%
Tier I	16.49%	16.05%	15.64%	15.66%	15.65%
Total	17.08%	16.65%	16.31%	16.34%	16.40%
Leverage	11.01%	11.13%	10.90%	11.00%	11.05%
City National Bank risk based capital ratios (c):
CET I	14.00%	13.26%	12.59%	11.93%	12.74%
Tier I	14.00%	13.26%	12.59%	11.93%	12.74%
Total	14.59%	13.87%	13.25%	12.61%	13.44%
Leverage	9.39%	9.24%	8.81%	8.43%	9.04%

Other
Branches	87	86	86	86	86
FTE	846	849	832	839	835

Assets per FTE	$5,226	$5,152	$5,048	$4,925	$4,910
Deposits per FTE	4,070	4,030	4,143	3,952	3,900

(a) The common share issue price is presented net of commissions and excludes one-time offering costs.
(b) The price/earnings ratio is computed based on annualized quarterly earnings.
(c) September 30, 2018 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2018	2018	2018	2017	2017	2018	2017
Interest Income
Interest and fees on loans	$36,872	$34,292	$32,918	$32,529	$32,004	$104,082	$93,223
Interest on investment securities:
Taxable	4,216	4,117	3,981	3,797	3,666	12,314	10,591
Tax-exempt	701	710	703	692	665	2,114	2,014
Interest on deposits in depository institutions	940	61	42	35	31	1,043	51
Total Interest Income	42,729	39,180	37,644	37,053	36,366	119,553	105,879

Interest Expense
Interest on deposits	5,497	4,918	4,326	3,941	3,796	14,741	10,885
Interest on short-term borrowings	1,435	459	460	522	349	2,354	693
Interest on long-term debt	239	230	211	201	195	680	565
Total Interest Expense	7,171	5,607	4,997	4,664	4,340	17,775	12,143
Net Interest Income	35,558	33,573	32,647	32,389	32,026	101,778	93,736
Provision for loan losses	(27)	(2,064)	181	422	1,393	(1,910)	2,584
Net Interest Income After Provision for Loan Losses	35,585	35,637	32,466	31,967	30,633	103,688	91,152

Non-Interest Income
Gains on sale of investment securities	—	—	—	200	—	—	4,276
Service charges	7,598	7,323	6,862	7,355	7,415	21,783	21,219
Bankcard revenue	4,677	4,532	4,334	4,316	4,291	13,543	12,804
Trust and investment management fee income	1,579	1,645	1,568	1,800	1,471	4,792	4,469
Bank owned life insurance	813	722	821	1,241	774	2,356	2,972
Other income	1,086	1,389	907	655	660	3,382	2,303
Total Non-Interest Income	15,753	15,611	14,492	15,567	14,611	45,856	48,043

Non-Interest Expense
Salaries and employee benefits	13,576	13,551	13,241	11,845	12,580	40,368	38,783
Occupancy related expense	2,323	2,346	2,404	2,195	2,426	7,073	7,361
Equipment and software related expense	1,965	1,895	1,831	1,897	1,940	5,691	5,835
FDIC insurance expense	315	313	315	318	328	943	1,031
Advertising	808	849	787	711	689	2,444	2,203
Bankcard expenses	1,134	1,064	1,076	960	1,051	3,274	2,964
Postage, delivery, and statement mailings	537	515	578	518	517	1,630	1,576
Office supplies	364	329	313	355	377	1,006	1,082

Legal and professional fees	453	475	450	563	504	1,378	1,393
Telecommunications	408	441	500	517	494	1,349	1,470
Repossessed asset losses, net of expenses	156	112	370	145	107	638	589
Other expenses	3,001	3,021	3,072	2,869	3,296	9,098	8,799
Total Non-Interest Expense	25,040	24,911	24,937	22,893	24,309	74,892	73,086
Income Before Income Taxes	26,298	26,337	22,021	24,641	20,935	74,652	66,109
Income tax expense	5,606	5,358	4,405	14,972	7,003	15,369	21,463
Net Income Available to Common Shareholders	$20,692	$20,979	$17,616	$9,669	$13,932	$59,283	$44,646

Distributed earnings allocated to common shareholders	$8,109	$7,039	$7,023	$7,106	$6,797	$22,184	$20,391
Undistributed earnings allocated to common shareholders	12,382	13,729	10,398	2,454	6,981	36,522	23,767
Net earnings allocated to common shareholders	$20,491	$20,768	$17,421	$9,560	$13,778	$58,706	$44,158

Average common shares outstanding	15,340	15,326	15,414	15,472	15,485	15,360	15,391
Shares for diluted earnings per share	15,358	15,345	15,436	15,497	15,505	15,380	15,415

Basic earnings per common share	$1.34	$1.36	$1.13	$0.62	$0.89	$3.82	$2.87
Diluted earnings per common share	$1.33	$1.35	$1.13	$0.62	$0.89	$3.82	$2.86

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Assets
Cash and due from banks	$49,806	$43,466	$39,340	$54,450	$54,281
Interest-bearing deposits in depository institutions	256,104	222,058	84,438	28,058	28,884
Cash and cash equivalents	305,910	265,524	123,778	82,508	83,165

Investment securities available-for-sale, at fair value	563,003	552,603	545,628	550,389	525,633
Investment securities held-to-maturity, at amortized cost	57,812	60,030	62,277	64,449	66,989
Other securities	28,875	28,920	22,165	14,147	15,988
Total investment securities	649,690	641,553	630,070	628,985	608,610

Gross loans	3,146,697	3,155,468	3,137,681	3,127,410	3,105,912
Allowance for loan losses	(16,311)	(16,876)	(18,381)	(18,836)	(19,554)
Net loans	3,130,386	3,138,592	3,119,300	3,108,574	3,086,358

Bank owned life insurance	105,372	104,773	104,052	103,440	102,706
Premises and equipment, net	72,484	72,482	72,920	72,682	72,334
Accrued interest receivable	11,449	9,348	9,528	9,223	9,236
Net deferred tax assets	15,653	14,528	14,467	11,913	22,355
Intangible assets	78,215	78,342	78,468	78,595	78,730
Other assets	51,643	49,241	47,432	36,361	36,060
Total Assets	$4,420,802	$4,374,383	$4,200,015	$4,132,281	$4,099,554

Liabilities
Deposits:
Noninterest-bearing	$672,042	$684,614	$703,209	$666,639	$669,876
Interest-bearing:
Demand deposits	802,490	785,933	816,976	769,245	711,121
Savings deposits	821,390	817,547	816,245	796,275	799,592
Time deposits	1,147,709	1,133,684	1,110,532	1,083,475	1,075,945
Total deposits	3,443,631	3,421,778	3,446,962	3,315,634	3,256,534
Short-term borrowings
Federal Funds purchased	170,000	181,375	—	54,000	79,800
Customer repurchase agreements	220,124	196,635	195,375	198,219	201,664
Long-term debt	16,495	16,495	16,495	16,495	16,495
Other liabilities	58,526	54,346	49,306	45,426	44,746
Total Liabilities	3,908,776	3,870,629	3,708,138	3,629,774	3,599,239

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	140,450	140,091	140,547	140,960	140,381
Retained earnings	484,017	471,515	457,650	444,481	441,001
Cost of common stock in treasury	(136,783)	(136,520)	(137,420)	(124,909)	(124,909)
Accumulated other comprehensive loss:
Unrealized gain on securities available-for-sale	(18,244)	(13,918)	(11,486)	(611)	883
Underfunded pension liability	(5,033)	(5,033)	(5,033)	(5,033)	(4,660)
Total Accumulated Other Comprehensive Loss	(23,277)	(18,951)	(16,519)	(5,644)	(3,777)
Total Stockholders' Equity	512,026	503,754	491,877	502,507	500,315
Total Liabilities and Stockholders' Equity	$4,420,802	$4,374,383	$4,200,015	$4,132,281	$4,099,554

Regulatory Capital
Total CET 1 capital	$457,580	$444,869	$430,044	$430,154	$426,057
Total tier 1 capital	473,580	460,869	446,044	446,154	442,057
Total risk-based capital	490,307	478,255	464,936	465,292	463,198
Total risk-weighted assets	2,871,241	2,871,561	2,851,330	2,842,453	2,824,751

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017

Residential real estate (1)	$1,485,823	$1,472,916	$1,465,215	$1,468,278	$1,465,942
Home equity - junior liens	143,540	139,245	138,477	139,499	139,702
Commercial and industrial	213,815	213,687	204,592	208,484	204,722
Commercial real estate (2)	1,268,052	1,294,489	1,296,304	1,277,576	1,260,906
Consumer	31,869	31,137	29,570	29,162	30,323
DDA overdrafts	3,598	3,994	3,523	4,411	4,317
Gross Loans	$3,146,697	$3,155,468	$3,137,681	$3,127,410	$3,105,912

Construction loans included in:
(1) - Residential real estate loans	$17,628	$21,662	$26,610	$25,270	$19,849
(2) - Commercial real estate loans	24,110	28,567	30,857	28,871	24,318

Secondary Mortgage Loan Activity
Mortgage loans originated	$3,417	$3,263	$2,606	$2,593	$4,474
Mortgage loans sold	3,590	3,137	2,874	2,975	4,732
Mortgage loans gain on loans sold	86	84	79	79	128

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2018	2018	2018	2017	2017	2018	2017
Allowance for Loan Losses
Balance at beginning of period	$16,876	$18,381	$18,836	$19,554	$19,063	$18,836	$19,730

Charge-offs:
Commercial and industrial	—	(385)	(339)	(250)	(40)	(724)	(150)
Commercial real estate	(74)	(118)	(157)	(156)	(282)	(349)	(564)
Residential real estate	(244)	(96)	(124)	(342)	(411)	(464)	(1,295)
Home equity	(108)	(33)	(78)	(147)	(17)	(219)	(256)
Consumer	(206)	(255)	(99)	(13)	(18)	(560)	(47)
DDA overdrafts	(704)	(636)	(636)	(725)	(718)	(1,976)	(1,989)
Total charge-offs	(1,336)	(1,523)	(1,433)	(1,633)	(1,486)	(4,292)	(4,301)

Recoveries:
Commercial and industrial	147	1,476	2	1	2	1,625	57
Commercial real estate	166	149	223	20	60	538	92
Residential real estate	116	53	106	8	130	275	286
Home equity	—	—	—	—	45	—	45
Consumer	25	59	46	17	21	130	46
DDA overdrafts	344	345	420	447	326	1,109	1,016
Total recoveries	798	2,082	797	493	584	3,677	1,542

Net charge-offs	(538)	559	(636)	(1,140)	(903)	(615)	(2,759)
Provision for (recovery of) acquired loans	(27)	(13)	—	122	—	(40)	39
Provision for loan losses	—	(2,051)	181	300	1,393	(1,870)	2,544
Balance at end of period	$16,311	$16,876	$18,381	$18,836	$19,554	$16,311	$19,554

Loans outstanding	$3,146,697	$3,155,468	$3,137,681	$3,127,410	$3,105,912
Allowance as a percent of loans outstanding	0.52%	0.53%	0.59%	0.60%	0.63%
Allowance as a percent of non-performing loans	142.1%	127.6%	189.9%	178.4%	182.8%

Average loans outstanding	$3,149,320	$3,138,146	$3,133,804	$3,110,084	$3,089,793	$3,140,480	$3,073,132
Net charge-offs (annualized) as a percent of average loans outstanding	0.07%	(0.07)%	0.08%	0.15%	0.12%	0.03%	0.12%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Nonaccrual Loans
Residential real estate	$3,029	$3,783	$3,331	$2,814	$2,556
Home equity	—	168	135	168	92
Commercial and industrial	818	863	1,063	1,345	1,325
Commercial real estate	7,599	7,707	5,061	5,970	6,700
Consumer	1	557	—	—	—
Total nonaccrual loans	11,447	13,078	9,590	10,297	10,673
Accruing loans past due 90 days or more	35	145	91	262	22
Total non-performing loans	11,482	13,223	9,681	10,559	10,695
Other real estate owned	4,259	3,636	3,912	3,585	3,995
Total non-performing assets	$15,741	$16,859	$13,593	$14,144	$14,690

Non-performing assets as a percent of loans and other real estate owned	0.50%	0.53%	0.43%	0.45%	0.47%

Past Due Loans
Residential real estate	$4,657	$5,998	$5,641	$6,718	$5,295
Home equity	468	583	616	851	873
Commercial and industrial	187	624	61	692	304
Commercial real estate	934	402	1,520	2,086	520
Consumer	39	34	21	42	26
DDA overdrafts	582	525	432	575	551
Total past due loans	$6,867	$8,166	$8,291	$10,964	$7,569

Total past due loans as a percent of loans outstanding	0.22%	0.26%	0.26%	0.35%	0.24%

Troubled Debt Restructurings ("TDRs") (period-end)
Accruing:
Residential real estate	$20,414	$20,424	$20,786	$21,005	$20,741
Home equity	2,941	3,156	3,015	3,047	2,947
Commercial and industrial	108	119	125	135	31
Commercial real estate	8,231	8,279	8,324	8,381	8,427
Consumer	—	—	—	—	—
Total accruing TDRs	$31,694	$31,978	$32,250	$32,568	$32,146

Non-Accruing
Residential real estate	$175	$307	256	$84	$47
Home equity	—	40	40	50	—
Commercial and industrial	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing TDRs	$175	$347	$296	$134	$47

Total TDRs	$31,869	$32,325	$32,546	$32,702	$32,193

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,618,829	$17,653	4.33%	$1,602,103	$16,951	4.24%	$1,598,037	$16,117	4.00%
Commercial, financial, and agriculture (2)	1,494,666	18,460	4.90%	1,501,618	16,578	4.43%	1,457,821	14,975	4.08%
Installment loans to individuals (2), (3)	35,825	584	6.47%	34,425	516	6.01%	33,935	558	6.52%
Previously securitized loans (4)	***	175	***	***	246	***	***	353	***
Total loans	3,149,320	36,872	4.64%	3,138,146	34,291	4.38%	3,089,793	32,003	4.11%
Securities:
Taxable	554,157	4,216	3.02%	541,990	4,117	3.05%	507,106	3,666	2.87%
Tax-exempt (5)	90,596	888	3.89%	91,135	898	3.95%	91,276	1,024	4.45%
Total securities	644,753	5,104	3.14%	633,125	5,015	3.18%	598,382	4,690	3.11%
Deposits in depository institutions	210,994	940	1.77%	29,164	61	0.84%	31,517	31	0.39%
Total interest-earning assets	4,005,067	42,916	4.25%	3,800,435	39,367	4.15%	3,719,692	36,724	3.92%
Cash and due from banks	49,933			92,426			62,723
Premises and equipment, net	72,733			72,889			72,756
Other assets	256,834			255,719			247,076
Less: Allowance for loan losses	(17,247)			(18,215)			(20,038)
Total assets	$4,367,320			$4,203,254			$4,082,209

Liabilities:
Interest-bearing demand deposits	$778,639	$526	0.27%	$787,554	$445	0.23%	$700,625	$159	0.09%
Savings deposits	816,597	537	0.26%	817,187	453	0.22%	821,949	321	0.15%
Time deposits (2)	1,141,461	4,434	1.54%	1,123,261	4,020	1.44%	1,070,941	3,316	1.23%
Short-term borrowings	350,832	1,435	1.62%	208,939	459	0.88%	230,030	349	0.60%
Long-term debt	16,495	239	5.75%	16,495	230	5.59%	16,495	195	4.69%
Total interest-bearing liabilities	3,104,024	7,171	0.92%	2,953,436	5,607	0.76%	2,840,040	4,340	0.61%
Noninterest-bearing demand deposits	697,485			704,546			698,106
Other liabilities	50,093			45,933			42,202
Stockholders' equity	515,718			499,339			501,861
Total liabilities and
stockholders' equity	$4,367,320			$4,203,254			$4,082,209
Net interest income		$35,745			$33,760			$32,384
Net yield on earning assets			3.54%			3.56%			3.45%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of loan fees have been included in interest income:

Loan fees		$1,365			$152			$162

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings"), Community Financial Corporation ("Community") and American Founders Banks, Inc. ("AFB"):

Residential real estate	$110	$130	$122
Commercial, financial, and agriculture	157	238	235
Installment loans to individuals	3	4	3
	$270	$372	$360

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21% for the periods ending September 30, 2018 & June 30, 2018 and 35% for the period ending September 30, 2017.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Nine Months Ended
	September 30, 2018			September 30, 2017
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,607,396	$51,083	4.25%	$1,591,403	$47,329	3.98%
Commercial, financial, and agriculture (2)	1,498,612	50,646	4.52%	1,446,849	43,121	3.98%
Installment loans to individuals (2), (3)	34,472	1,604	6.22%	34,881	1,688	6.47%
Previously securitized loans (4)	***	748	***	***	1,086	***
Total loans	3,140,480	104,081	4.43%	3,073,132	93,224	4.06%
Securities:
Taxable	544,351	12,314	3.02%	481,372	10,591	2.94%
Tax-exempt (5)	91,147	2,677	3.93%	88,484	3,099	4.68%
Total securities	635,498	14,991	3.15%	569,856	13,690	3.21%
Deposits in depository institutions	116,532	1,043	1.2%	25,822	51	0.26%
Total interest-earning assets	3,892,510	120,115	4.13%	3,668,811	106,965	3.9%
Cash and due from banks	45,268			92,159
Premises and equipment, net	72,780			73,686
Other assets	252,798			249,700
Less: Allowance for loan losses	(18,286)			(19,999)
Total assets	$4,245,070			$4,064,357

Liabilities:
Interest-bearing demand deposits	$782,883	$1,327	0.23%	$706,355	$476	0.09%
Savings deposits	811,818	1,331	0.22%	844,375	998	0.16%
Time deposits (2)	1,120,459	12,083	1.44%	1,063,137	9,411	1.18%
Short-term borrowings	265,877	2,355	1.18%	208,419	693	0.44%
Long-term debt	16,495	680	5.51%	16,495	565	4.58%
Total interest-bearing liabilities	2,997,532	17,776	0.79%	2,838,781	12,143	0.57%
Noninterest-bearing demand deposits	694,453			697,231
Other liabilities	47,498			41,159
Stockholders' equity	505,587			487,186
Total liabilities and
stockholders' equity	$4,245,070			$4,064,357
Net interest income		$102,339			$94,822
Net yield on earning assets			3.52%			3.46%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of loan fees have been included in interest income:

Loan fees		$1,635			$383

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings"), Community Financial Corporation ("Community") and American Founders Banks, Inc. ("AFB"):

Residential real estate	$350	$404
Commercial, financial, and agriculture	545	907
Installment loans to individuals	17	17
Time deposits	—	16
	$912	$1,344

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21% for the nine months ended September 30, 2018 and 35% for the nine months ended September 30, 2017.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2018	2018	2018	2017	2017	2018	2017
Net Interest Income/Margin
Net interest income ("GAAP")	$35,558	$33,573	$32,647	$32,389	$32,026	$101,778	$93,736
Taxable equivalent adjustment	187	187	187	371	358	561	1,086
Net interest income, fully taxable equivalent	$35,745	$33,760	$32,834	$32,760	$32,384	$102,339	$94,822

Average interest earning assets	$4,005,067	$3,800,435	$3,791,888	$3,759,675	$3,719,692	$3,892,510	$3,668,811

Net Interest Margin	3.54%	3.56%	3.51%	3.46%	3.45%	3.52%	3.46%
Accretion related to fair value adjustments	(0.03)%	(0.04)%	(0.03)%	(0.06)%	(0.04)%	(0.03)%	(0.05)%
Net Interest Margin (excluding accretion)	3.51%	3.52%	3.48%	3.39%	3.42%	3.48%	3.41%

Tangible Equity Ratio (period end)
Equity to assets ("GAAP")	11.58%	11.52%	11.71%	12.16%	12.2%
Effect of goodwill and other intangibles, net	(1.59)%	(1.61)%	(1.68)%	(1.7)%	(1.72)%
Tangible common equity to tangible assets	9.99%	9.9%	10.03%	10.45%	10.49%

Return on tangible equity ("GAAP")	18.92%	19.94%	16.66%	8.99%	13.17%	18.5%	14.58%
Impact of effective tax rate decrease on deferred taxes	—%	—%	—%	6.57%	—%	—%	—%
Return on tangible equity, excluding impact of effective tax rate decrease on deferred taxes	18.92%	19.94%	16.66%	15.56%	13.17%	18.5%	14.58%

Return on assets ("GAAP")	1.90%	2.00%	1.69%	0.94%	1.37%	1.86%	1.46%
Impact of effective tax rate decrease on deferred taxes	—%	—%	—%	0.68%	—%	—%	—%
Return on Assets, excluding impact of effective tax rate decrease on deferred taxes	1.90%	2.00%	1.69%	1.62%	1.37%	1.86%	1.46%

Effective Income Tax Rate
Effective tax rate ("GAAP")	21.3%	20.3%	20.0%	60.8%	33.5%	20.6%	32.5%
Impact of FIN 48 adjustments	—%	—%	—%	1.34%	—%	—%	—%
Impact of effective tax rate decrease on deferred taxes	—%	—%	—%	(28.69)%	—%	—%	—%
Effective tax rate, excluding FIN 48 and impact of effective tax rate decrease on deferred taxes	21.3%	20.3%	20.0%	33.4%	33.5%	20.6%	32.5%